EXECUTION COPY

$750,000,000

CREDIT AGREEMENT

dated as of

June 25, 2004

among

Ingersoll-Rand Company
and

Ingersoll-Rand Company Limited

The Banks Listed Herein

and

Citibank N.A.
and
Deutsche Bank Securities Inc.,
as Syndication Agents

and

The Bank of Tokyo-Mitsubishi, Ltd.,
as Documentation Agent

and

JPMorgan Chase Bank,
as Administrative Agent

and

J.P. Morgan Securities Inc.,
as Lead Arranger and Bookrunner

Exhibit A-1        -             Note (the Borrower)
Exhibit A-2        -             Note (IR Parent)
Exhibit B            -             Money Market Quote Request
Exhibit C            -             Invitation for Money Market Quotes
Exhibit D            -             Money Market Quote
Exhibit E             -            Opinion of Counsel for the Borrower
Exhibit F             -            Assignment and Assumption Agreement
Exhibit G             -            Additional Borrower Agreement
Exhibit H            -             New Bank Supplement
Exhibit I              -            Commitment Increase Supplement
Exhibit J              -            Opinion of Counsel for IR Parent

CREDIT AGREEMENT

                 CREDIT AGREEMENT dated as of June 25, 2004 among INGERSOLL-RAND COMPANY, INGERSOLL-RAND COMPANY
                 LIMITED, the BANKS listed on the signature pages hereof, JPMORGAN CHASE BANK, as Administrative Agent, CITIBANK
                 N.A., and DEUTSCHE BANK SECURITIES INC., as Syndication Agents, and THE BANK OF TOKYO-MITSUBISHI, LTD., as
                 Documentation Agent.

                The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

                SECTION 1.1.  Definitions.    The following terms, as used herein, have the following meanings:

                "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section
                 2.3.

                "Additional Borrower" means, at any time, IR Parent and each of the Subsidiaries which has been designated as an Additional Borrower by the Borrower pursuant to Section 2.16 and which may borrow Committed Loans as described in Section 2.1.

                "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.7(b).

                "Administrative Agent" means JPMorgan Chase Bank in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

                "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the
                 Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

                "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.  As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                "Agents" means the Administrative Agent, the Syndication Agents and the Documentation Agent, and "Agent" means any of the foregoing.

                "Agreement" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                "Agreement Currency" has the meaning set forth in Section 9.12.

                "Applicable Creditor" has the meaning set forth in Section 9.12.

                "Applicable Currency" means, as to any particular payment, Borrowing or Loan, Dollars or the Foreign Currency in which it is denominated or payable.

                "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in
                 the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (iii) in the case of its Money Market Loans, its Money
                 Market Lending Office.

                "Applicable Percentage" means, with respect to any Bank, the percentage of the total Commitments represented by such Bank's
                 Commitment.  If the Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the
                 Commitments most recently in effect, giving effect to any assignments.

                "Assignee" has the meaning set forth in Section 9.6(c).

                "Attributable Debt" means, at any date, the total net amount of rent required to be paid under a lease during the remaining term thereof
                 (excluding any renewal term unless such renewal is at the option of the lessor), discounted from the respective due dates thereof to such date at 8 3/8% compounded semi-annually.  The net amount of rent required to be paid for any such period shall be the aggregate of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee.  In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered so required to be paid under such lease subsequent to the first date upon which it may be so terminated.

                "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitments.

                "Available Commitment" means, with respect to any Bank, an amount equal to the Commitment of such Bank minus the amount of all outstanding Committed Loans made by such Bank pursuant to Section 2.1(a) or 2.1(b) and the amount of LC Exposure.

                "Bank" means each bank or other financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

                "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1%
                 plus the Federal Funds Rate for such day.

                "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of
                 Committed Borrowing or pursuant to Article VIII.

                "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a
                 Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                "Borrower" means Ingersoll-Rand Company, a New Jersey corporation, and its successors.

                "Borrowing" has the meaning set forth in Section 1.3.

                "Calculation Date" means, with respect to each Foreign Currency, the last day of each calendar month (or, if such day is not a Euro-
                 Currency Business Day, the next succeeding Euro-Currency Business Day), provided that the second Euro-Currency Business Day preceding any Borrowing of Foreign Currency Loans shall also be a "Calculation Date" with respect to the Foreign Currency to be borrowed on such date.

                "Commitment" means, with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such
                 Bank on the signature pages hereof, and with respect to any Bank which becomes a party to this Agreement pursuant to Section 9.6(c), the amount of the Commitment thereby assumed by such Bank, in each case as such amount may from time to time be reduced pursuant to Sections 2.9, 2.10 and 9.6(c) or increased pursuant to Section 9.6(c).

                "Commitment Increase Date" has the meaning set forth in Section 2.19(b).

                "Commitment Increase Supplement" has the meaning set forth in Section 2.19(b).

                "Committed Loan" means a loan made by a Bank pursuant to Section 2.1(a) or (b).

                "Consolidated Debt" means, at any date, without duplication, the sum of (i) all amounts which would be set forth opposite the captions
                 "Loans payable" and "Long-term debt" on a balance sheet of the IR Parent and its Consolidated Subsidiaries as of such date prepared in accordance with generally accepted accounting principles consistent with those utilized in preparing the audited balance sheet of the
                 IR Parent and its Consolidated Subsidiaries referred to in Section 4.4(a) hereof, (ii) capitalized lease obligations of the IR Parent and its
                 Consolidated Subsidiaries and (iii) the higher of the voluntary or involuntary liquidation value of any preferred stock (other than auction-
                 rate preferred stock the higher of the voluntary or involuntary liquidation value of which does not in the aggregate exceed
                 $100,000,000) of a Consolidated Subsidiary held on such date by a Person other than the IR Parent or a wholly-owned Consolidated
                 Subsidiary, but in any event excluding subordinated debentures issued by the IR Parent to one or more Delaware statutory business trusts and purchased by such trusts with the proceeds of the issuance of trust preferred securities (the "Equity-Linked Subordinated
                 Debentures").  The foregoing definition is based on the understanding of the parties that the obligations covered by clauses (i) and (ii)
                 above are co-extensive in all material respects with the obligations covered by the definition of Debt herein, and the reference to specific balance sheet captions is for the purpose of affording both greater simplicity and greater certainty in determining compliance with the provisions of Section 5.5.  If the foregoing assumption is at some future time determined not to be correct, and if the Administrative
                 Agent notifies the IR Parent that the Required Banks wish to amend the foregoing definition to include an obligation covered by the definition of Debt (or if  the IR Parent notifies the Administrative Agent that the IR Parent wishes to amend the foregoing definition to exclude an obligation not covered by the definition of Debt), then the IR Parent's compliance with Section 5.5 shall be determined by including in (or excluding from, as the case may be) Consolidated Debt the consolidated amount, determined in accordance with generally accepted accounting principles, of the obligation in question until either such notice is withdrawn or this definition is amended in a manner satisfactory to the IR Parent and the Required Banks.

                "Consolidated Net Worth" means, in accordance with Section 1.2, at any date the consolidated stockholders' equity of the IR Parent and its Consolidated Subsidiaries, exclusive of adjustments resulting from any accumulated other comprehensive income, any impairment of tangible assets, or any non-cash charges, but including the amount shown on the balance sheet of the IR Parent as of such date in respect of any Equity-Linked Subordinated Debentures (as such term is defined in the definition of Consolidated Debt).

                "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the IR Parent in its consolidated financial statements if such statements were prepared as of such date.

                "Cross Default" means a provision governing Debt of the Borrower or IR Parent to the effect that the holder of such Debt (or any representative of such holder) shall have the right, upon the giving of any notice and the lapse of any time specified in the instruments governing such Debt, to accelerate the maturity of such Debt by reason of (i) an event or condition which permits acceleration of the maturity of any other Material Debt of the Borrower, IR Parent or of a Subsidiary or (ii) the failure to pay when due any amount on any other Material Debt of the Borrower, IR Parent or of a Subsidiary, in either case whether or not upon the giving of notice and the lapse of any time (including the lapse of any applicable grace period) specified in the instruments governing such other Debt.

                "Current Board" has the meaning set forth in Section 6.1(j).

                "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property (and not services), except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, and (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided that "Debt"
                 shall include at any date only such obligations and such Debt of others to the extent such obligations and such Debt of others is reflected as a liability in the consolidated balance sheet of the IR Parent and its Consolidated Subsidiaries as of such date (or would be so reflected if such a balance sheet were prepared as of such date).

                "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                "Disbursement Date" has the meaning set forth in Section 2.18(e).

                "Documentation Agent" means The Bank of Tokyo-Mitsubishi, Ltd. in its capacity as documentation agent hereunder, and its successors in such capacity.

                "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as determined by the Administrative Agent on the basis of the Exchange Rate, as described in Section 1.4, for the purchase of Dollars with such Foreign Currency on the most recent Calculation
                 Date for such Foreign Currency.

                "Dollars" and "$" mean dollars in lawful currency of the United States.

                "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) and/or one or more other offices as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

                "Domestic Loans" means Base Rate Loans.

                "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1.

                "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or (c)
                 of the Internal Revenue Code.

                "Euro-Currency Business Day" means any Domestic Business Day on which commercial banks are open for international business
                 (including dealings in dollar deposits) in London and on which the Trans-European Automated Real-Time Gross Settlement Express
                 Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the
                 Administrative Agent to be a suitable replacement) is open for settlement of payment in euros.

                "Euro-Currency Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative
                 Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) and/or one or more other offices, branches or affiliates of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Borrower and the
                 Administrative Agent.

                "Euro-Currency Loan" means a Committed Loan denominated in Dollars or in euros to be made by a Bank as a Euro-Currency Loan in accordance with the applicable Notice of Committed Borrowing.

                "Euro-Currency Margin" has the meaning set forth in Section 2.7(f).

                "Euro-Currency Reserve Percentage" has the meaning set forth in Section 2.7(b).

                "Euro Facility Sub-Commitment" means, with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank on the signature pages hereof as such Bank's "Euro Facility Sub-Commitment", and with respect to any Bank which becomes a party to this Agreement pursuant to Section 9.6(c), the amount of the Euro Facility Sub-Commitment thereby assumed by such Bank, in each case as such amount may from time to time be reduced pursuant to Sections 2.9, 2.10 and 9.6(c) or increased pursuant to Section 9.6(c).

                "Euro Loans" means Loans made by the Banks pursuant to Section 2.1(b).

                "Event of Default" has the meaning set forth in Section 6.1.

                "Exchange Rate" means, as to any currency on a particular date, the rate at which such currency may be exchanged into Dollars or the relevant Foreign Currency in London on a spot basis, as set forth on the display page of the Telerate System applicable to such currency as reasonably determined by the Administrative Agent.  In the event that such rate does not appear on any Telerate display page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Administrative Agent's spot rate of exchange quoted to prime banks in the interbank market where its foreign currency exchange operations in respect of the relevant Foreign Currency are then being conducted, at or about noon, local time, at such date for the purchase of Dollars with such Foreign Currency (or such Foreign Currency with Dollars, as applicable), for delivery on a spot basis; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                "Existing 364-Day Credit Agreement" means the 364-Day Credit Agreement, dated as of July 2, 2001 (as amended by the Amendment and Waiver dated as of November 28, 2001, as further amended by the Second Amendment dated as of June 21, 2002, as further amended by the Third Amendment dated as of June 20, 2003, and as further amended, supplemented or otherwise modified from time to time), among the Borrower, IR Parent, the several banks and other financial institutions from time to time party thereto, JPMorgan
                 Chase Bank, as administrative agent, Citigroup Capital Markets Inc. and Deutsche Bank Securities Inc., as co-syndication agents, and
                 The Bank of Nova Scotia and Bank of Tokyo Mitsubishi Trust Company, as co-documentation agents.

                "Existing 5-Year Credit Agreement" means the Credit Agreement, dated as of July 2, 2001 (as amended by the Amendment and
                 Waiver, dated as of November 28, 2001, and as further amended, supplemented or otherwise modified from time to time), among the
                 Borrower, IR Parent, the banks listed on the signature pages thereof, JPMorgan Chase Bank (formerly known as The Chase Manhattan
                 Bank), as administrative agent, Citibank N.A. and Deutsche Banc Alex. Brown Inc., as co-syndication agents, and The Bank of Nova
                 Scotia and Bank of Tokyo Mitsubishi Trust Company, as co-documentation agents.

                "Facility Fee Rate" has the meaning set forth in Section 2.7(f).

                "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by
                 Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank, on such day on such transactions as determined by the Administrative Agent.

                "Fixed Rate Loans" means Euro-Currency Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.1) or any combination of the foregoing.

                "Foreign Currency" means English pounds sterling, euros or Japanese Yen.

                "Foreign Currency Equivalent" at any time as to any amount denominated in Dollars, the equivalent amount in the relevant Foreign
                 Currency or Foreign Currencies as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of such Foreign Currency or Foreign Currencies with Dollars on the date of determination thereof.

                "Foreign Currency Loans" means Loans denominated in a Foreign Currency.

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Granting Bank" has the meaning set forth in Section 9.6(f).

                "Interest Period" means:  (1)  with respect to each Euro-Currency Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months and, if agreeable to all the Banks, nine or twelve months, thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                        (a)                any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency
                                             Business Day;

                        (b)               any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and

                        (c)                any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2)        with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter; provided that:

                        (a)                any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                        (b)               any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3)        with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending seven days or one, two, three, six, nine or twelve months thereafter as the Borrower may elect in accordance with Section 2.3; provided that:

                       (a)                any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month,  in which case such Interest Period shall end on the next preceding Euro-Currency Business
                                           Day;

                        (b)               any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c)  below, end on the last Euro-Currency Business Day of a calendar month; and

                        (c)                any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4)        with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter as the Borrower may elect in accordance with Section 2.3; provided that:

                        (a)                any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day; and

                        (b)               no Interest Period shall end after the Termination Date.

                        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                        "IR Parent" means Ingersoll-Rand Company Limited, a Bermuda company.

                        "Issuing Bank" means JPMorgan Chase Bank and any other Bank selected by the Borrower or IR Parent and that agrees to act in such capacity, in such Bank's capacity as the issuer of Letters of Credit hereunder, and such Bank's successors in such capacity.

                        "Judgment Currency" has the meaning set forth in Section 9.12.

                        "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                        "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower or any
                         Additional Borrower at such time.  The LC Exposure of any Bank at any time shall be its Applicable Percentage of the total LC
                         Exposure at such time.

                        "Letter of Credit" means any letter of credit issued pursuant to this Agreement.  All Letters of Credit shall be denominated in
                         Dollars.

                        "Level I Status" exists, subject to the provisions of Section 2.7(f) hereof, at any date if, at such date, the Borrower's or IR Parent's, if IR Parent has a higher rating as of such date, outstanding senior unsecured long-term debt securities are rated A or higher by
                         S&P or A2 or higher by Moody's.

                        "Level II Status" exists, subject to the provisions of Section 2.7(f) hereof, at any date if (i) Level I Status does not exist on such date and (ii) the Borrower's or IR Parent's, if IR Parent has a higher rating as of such date, outstanding senior unsecured long-term debt securities are rated A- or higher by S&P or A3 or higher by Moody's.

                        "Level III Status" exists, subject to the provisions of Section 2.7(f) hereof, at any date if (i) neither Level I Status nor Level II Status exists on such date and (ii) the Borrower's or IR Parent's, if IR Parent has a higher rating as of such date, outstanding senior unsecured long-term debt securities are rated BBB+ or higher by S&P or Baal or higher by Moody's.

                        "Level IV Status" exists, subject to the provisions of Section 2.7(f) hereof, at any date if (i) none of Level I Status, Level II Status and Level III Status exists on such date and (ii) the Borrower's or IR Parent's, if IR Parent has a higher rating as of such date, outstanding senior unsecured long-term debt securities are rated BBB or higher by S&P or Baa2 or higher by Moody's.

                        "Level V Status" exists, subject to the provisions of Section 2.7(f) hereof, at any date if (i) none of Level I Status through Level IV
                         Status exists on such date and (ii) the Borrower's or IR Parent's, if IR Parent has a higher rating as of such date, outstanding senior unsecured long-term debt securities are rated BBB- or higher by S&P or Baa3 or higher by Moody's.

                        "Level VI Status" exists at any date if none of Level I Status through Level V Status exists on such date.

                        "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London
                         Interbank Offered Rate pursuant to Section 2.3.

                        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, the Borrower, IR Parent or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                        "Loan" means a Domestic Loan or a Euro-Currency Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-
                        Currency Loans or Money Market Loans or any combination of the foregoing.

                        "Loan Documents" means, collectively, this Agreement and any Notes.

                        "London Interbank Offered Rate" has the meaning set forth in Section 2.7(b).

                        "Material Adverse Effect" means a material adverse effect on the business, financial position or results of operations or property of the IR Parent and its Consolidated Subsidiaries, considered as a whole.

                        "Material Debt" means (i) any Public Debt and (ii) any Debt of the Borrower, IR Parent and/or one or more of their respective
                         Subsidiaries, arising in one or more related or unrelated transactions after the date hereof, in an aggregate principal amount exceeding $50,000,000.

                        "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in an amount which, if the Plan then terminated, would have a Material Adverse Effect, taking into account all members of the ERISA Group.

                        "Material Subsidiary" means (i) Schlage Lock Company LLC, a Delaware limited liability company, Clark Equipment Corporation, a Delaware corporation, Hussmann International, Inc., a Delaware corporation, Thermo King Corporation, a Delaware corporation, and their respective successors and assigns, (ii) at any date, any other Restricted Subsidiary which on such date is encompassed by the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and
                         Exchange Commission and (iii) in any event, any Additional Borrower other than IR Parent.

                        "Money Market Absolute Rate" has the meaning set forth in Section 2.3(d).

                        "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

                        "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office and/or one or more other offices, branches or affiliates of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the
                         Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market
                         Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                        "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1(ii)).

                        "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                        "Money Market Margin" has the meaning set forth in Section 2.3(d).

                        "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

                        "Money Market Quote Request" has the meaning set forth in Section 2.3(b).

              "Moody's" means Moody's Investors Service, Inc.

                        "Mortgage" means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property.

                        "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions.

                        "New Bank Supplement" has the meaning set forth in Section 2.19(b).

                        "Notes" means promissory notes of the Borrower and IR Parent, substantially in the form of Exhibits A-1 and A-2 hereto, evidencing the obligation of the Borrower and IR Parent to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

                        "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.2) or a Notice of Money Market
                         Borrowing (as defined in Section 2.3(f)).

                        "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Additional Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Letters of Credit and all other obligations and liabilities of the Borrower or any Additional
                         Borrower to the Administrative Agent or to any Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the
                         Administrative Agent or to any Bank that are required to be paid by the Borrower pursuant hereto) or otherwise.

                        "Parent" means, with respect to any Bank, any Person controlling such Bank.

                        "Participant" has the meaning set forth in Section 9.6(b).

                        "Participation Fee Rate" has the meaning set forth in Section 2.7(f).

                        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                        "Permitted Investments" means:

                        (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of
                             America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of
                             America), in each case maturing within one year from the date of acquisition thereof;

                        (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                        (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                         (e)  money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the
                               Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least
                               $5,000,000,000.

                               "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                                "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of
                                 ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group.

                                 "Prime Rate" means that rate of interest from time to time announced by JPMorgan Chase Bank at its principal office, presently located at 270 Park Avenue, New York, New York 10017, as its prime rate.

                                "Principal Property" means any manufacturing plant or other manufacturing facility of the Borrower or any Restricted
                                 Subsidiary, as the case may be, which plant or facility is located within the United States of America, except any such plant or facility which the Borrower's Board of Directors by resolution declares is not of material importance to the total business conducted by the Borrower and its Restricted Subsidiaries.

                                "Public Debt" means (i) the Borrower's 9.00% Debentures due 2021; (ii) the Borrower's 7.20% Debentures due 2006-2025;
                                 (iii) the Borrower's 6.48% Redeemable Debentures due 2025; (iv) the Borrower's 6.391% Debentures due 2027; (v) the
                                 Borrower's 6.443% Debentures due 2027; (vi) the Borrower's Medium Term Notes due through 2028; (vii) the Clark
                                 Medium Term Notes due 2023; (viii) the 6.75% Hussmann International, Inc. Senior Notes due 2008; and (ix) the
                                 Borrower's 6.25% Notes due 2006.

                                "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

                                "Register" has the meaning set forth in Section 9.6(g).

                                "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                                "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                                "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the
                                 Commitments shall have been terminated, holding Loans evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

                                "Reset Date" shall have the meaning set forth in Section 1.4.

                                "Restricted Subsidiary" means any Subsidiary, excluding any Subsidiary the greater part of the operating assets of which are located or the principal business of which is carried on outside of the United States of America.

                                "Revolving Exposure" means, at any time, the aggregate principal amount of Loans then outstanding together with the aggregate amount of LC Exposure at such time.  The amount of Revolving Exposure, at any time, shall not exceed the amount of total Commitments at such time.

                                "Sale and Leaseback Transaction" means an arrangement with any Person for the leasing by the Borrower or a Restricted
                                 Subsidiary (except for temporary leases for a term of not more than three years and, in the case of a Restricted Subsidiary, a lease to the Borrower or another Restricted Subsidiary) of any Principal Property (whether now owned or hereafter acquired), which Principal Property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person.

                                "S&P" means Standard & Poor's Ratings Services.

                                "SPC" has the meaning set forth in Section 9.6(f).

                                "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower or by IR Parent, as applicable.

                                "Syndication Agent" means each of Citibank N.A., and Deutsche Bank Securities Inc. in their respective capacities as syndication agent for the Banks hereunder, and their successors in such capacities.

                                "Termination Date" means the fifth anniversary of the Effective Date or, if such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business Day.

                                "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined on the basis of a Plan termination as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the
                                 PBGC or any other Person under Title IV of ERISA.

                                "US Borrower" means the Borrower and each Additional Borrower which is incorporated under the laws of or engaged in a trade or business in the United States of America.

                                 SECTION 1.2.  Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by IR Parent's independent public accountants) with the most recent audited consolidated financial statements of IR Parent and its Consolidated Subsidiaries delivered to the Banks;
                                 provided that, (x) if IR Parent or the Borrower notifies the Administrative Agent that IR Parent or the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies IR Parent or the Borrower that the Required Banks wish to amend Article V for such purpose), then IR Parent's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the
                                 Borrower and the Required Banks, and (y) for purposes of determining Consolidated Net Worth, generally accepted accounting principles as in effect at the time of and as used to prepare the financial statements referred to in Section 4.4(a)
                                 hereof shall be used for such determination, notwithstanding any change in such generally accepted accounting principles after the date of such financial statements, provided that Consolidated Net Worth shall be determined excluding the effect of goodwill impairment charges, net of taxes, to the extent that such effect would not otherwise have been included in such determination but for the application of FAS 142.

                                 SECTION 1.3.  Types of Borrowings.  The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower or any Additional Borrower pursuant to Article II on a single date and for a single Interest Period.
                                 Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such
                                 Borrowing (e.g, a "Euro-Currency Borrowing" is a Borrowing comprised of Euro-Currency Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under
                                 Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a
                                 Borrowing under Section 2.3 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                SECTION 1.4.  Exchange Rates; Reset Dates. (a)  At approximately 10:00 A.M., New York City time, or as close to such time as is reasonably practicable, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to euros and with respect to each other Foreign Currency in which any Loan shall be outstanding and (ii) give notice thereof to the Banks and the Borrower.  The Exchange Rates so determined shall become effective on the first Euro-Currency Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                                (b)  At approximately 10:00 A.M., New York City time, or as close to such time as is reasonably practicable, on each Reset
                                       Date, the Administrative Agent shall (i) determine the aggregate amount of the Dollar Equivalents of the principal amounts of the Foreign Currency Loans then outstanding (after giving effect to any Foreign Currency Loans made or repaid on such date) and (ii) notify the Borrower of the results of such determination.

ARTICLE II

 THE CREDITS

                                SECTION 2.1.  Commitments to Lend.   (a)  During the Availability Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Dollars to the Borrower or any Additional Borrower pursuant to this
                                Section from time to time in amounts such that the Revolving Exposure by such Bank at any one time outstanding shall not exceed the amount of its Commitment.  Each Borrowing under this Section shall be in an aggregate principal amount of
                                $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Banks ratably in proportion to their respective
                                Available Commitments.  Within the foregoing limits, the Borrower or any Additional Borrower may borrow under this
                                Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Availability
                                Period under this Section.

                                (b)   Sub-Commitments to Lend in Euros.  During the Availability Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in euros ("Euro Loans") to the Borrower or any Additional
                                       Borrower pursuant to this Section from time to time in amounts such that (i) the aggregate principal amount of Committed
                                       Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment, (ii) the Dollar Equivalent of the aggregate principal amount of Euro Loans by such Bank at any one time outstanding shall not exceed its Euro
                                       Facility Sub-Commitment and (iii) the Revolving Exposure by such Bank at any one time outstanding shall not exceed the amount of its Commitment.  All Euro Loans shall be Euro-Currency Loans.  Each Borrowing under this Section shall be in an aggregate principal amount of the Foreign Currency Equivalent of $10,000,000 or any larger multiple of the Foreign
                                      Currency Equivalent of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Banks ratably in proportion to their respective Euro
                                      Facility Sub-Commitments.  Within the foregoing limits, the Borrower or any Additional Borrower may borrow under this
                                      Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Availability
                                      Period under this Section.  It is expressly understood and agreed among the parties hereto that any and all Euro Loan
                                      Borrowings made pursuant to Section 2.1(b) hereof shall constitute utilizations of the Banks' Commitments hereunder and shall reduce the Available Commitment of the Banks accordingly.

                                     SECTION 2.2.  Notice of Committed Borrowings.  The Borrower or any Additional Borrower, as applicable, shall give the Administrative Agent notice (a "Notice of Committed Borrowing") (w) at its New York address not later than 11:00
                                     A.M. (New York City time) on the date of each Base Rate Borrowing, (x) at its New York address not later than 11:00
                                     A.M. (New York City time) on the third Euro-Currency Business Day before each Euro-Currency Borrowing denominated in Dollars, and (y) in the case of Euro Loans, at its London address not later than 10:00 A.M. (London time)
                                     on the date of each such Euro-Currency Borrowing denominated in euros, specifying:

                            (a)   the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro
                                   Currency Business Day in the case of a Euro-Currency Borrowing,

                            (b)   the aggregate amount of such Borrowing and whether such Borrowing is to be denominated in Dollars or in Euros,

                            (c)   in the case of Loans to be made in Dollars, whether the Loans comprising such Borrowing are to be Base Rate Loans or
                                   Euro-Currency Loans, and

                            (d)  in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                            SECTION 2.3.  Money Market Borrowings.

                            (a)  The Money Market Option.  In addition to Committed Borrowings pursuant to Section 2.1, the Borrower or IR Parent may, as set forth in this Section, request the Banks during the Availability Period to make offers to make Money Market Loans to the Borrower or IR Parent.  The Banks may, but shall have no obligation to, make such offers and the Borrower or IR
                                  Parent may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.  The Borrower or
                                  IR Parent may request the Banks to make Money Market Loans denominated in Dollars or in any Foreign Currency;
                                  provided, however, that (i) at no time may the Borrower or IR Parent request the Banks to make Money Market Loans denominated in a Foreign Currency so as to cause the Dollar Equivalent of the aggregate amount of Money Market Loans denominated in Foreign Currencies to exceed $500,000,000 and (ii) at no time may the Borrower or IR Parent request the
                                 Banks to make Money Market Loans so as to cause the amount of the Revolving Exposure to exceed the amount of the total
                                 Commitments.

                            (b)  Money Market Quote Request.  When the Borrower or IR Parent wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto (a "Money Market Quote Request") so as to be received no later than 11:00
                                  A.M. (New York City time) at the Administrative Agent's New York facsimile number, and, in the case of Money Market
                                  Loans to be denominated in a Foreign Currency, so as to be received no later than 11:00 A.M. (London time) at the
                                  Administrative Agent's London facsimile number on (x) the fourth Euro-Currency Business Day prior to the date of
                                  Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of
                                  Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the
                                  Borrower or IR Parent and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                            (i)        the proposed date of Borrowing, which shall be a Euro-Currency Business Day in the case of a LIBOR Auction or in the case of an Absolute Rate Auction to be denominated in a Foreign Currency or a Domestic Business Day in the case of an
                                      Absolute Rate Auction to be denominated in Dollars,
                            (ii)        the aggregate amount of such Borrowing, which shall be subject to the provisions of Section 2.3(a) and shall be
                                        $10,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a
                                        Foreign Currency) or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money
                                        Market Loans to be denominated in a Foreign Currency),
                            (iii)        the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,
                            (iv)        whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute
                                         Rate; and
                            (v)        the Applicable Currency in which the proposed Borrowing is to be denominated.

The Borrower or IR Parent may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request.  No Money Market Quote Request shall be given within five Euro-Currency Business Days (or such other number of days as the Borrower or IR Parent and the Administrative Agent may agree) of any other Money Market Quote Request.

                            (c)  Invitation for Money Market Quotes.  Promptly upon receipt of a Money Market Quote Request, the Administrative Agent
                                  shall send to the Banks by facsimile transmission an invitation for Money Market Quotes substantially in the form of Exhibit
                                 C hereto, which shall constitute an invitation by the Borrower or IR Parent to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this
                                 Section.

                           (d)  Submission and Contents of Money Market Quotes.  (i)  Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes.  Each Money Market
                                 Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 9:30 A.M. (New York City time or London time, as applicable) on the third Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time or London time, as applicable) on the first Euro-Currency
                                 Business Day prior to the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower or IR Parent and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the
                                 Administrative Agent or such affiliate notifies the Borrower or IR Parent of the terms of the offer or offers contained therein not later than 15 minutes prior to the deadline for the other Banks.  Subject to Articles III and VI, any Money Market Quote
                                 so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the
                                 Borrower or IR Parent.

                        (ii)     Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                       (A)     the proposed date of Borrowing,

                       (B)     the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $10,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency) or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency), (y)
                                 may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                        (C)    in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money
                                 Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                        (D)   in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the
                               "Money Market Absolute Rate") offered for each such Money Market Loan, and

                        (E)   the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                        (iii)   Any Money Market Quote shall be disregarded if it:

                        (A)   is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

                        (B)   contains qualifying, conditional or similar language;

                        (C)   proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                        (D)  arrives after the time set forth in subsection (d)(i).

                        (e) Notice to Borrower.  The Administrative Agent shall promptly notify the Borrower or IR Parent of the terms (x) of any Money
                             Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same
                             Money Market Quote Request.  Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market
                             Quote.  The Administrative Agent's notice to the Borrower or IR Parent shall specify (A) the aggregate principal amount of
                             Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market
                             Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the
                             case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                      (f)    Acceptance and Notice by Borrower.  Not later than 11:30 A.M. (New York City time or London time, as applicable) on (x)
                             the third Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the
                             Borrower or IR Parent and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower or IR Parent shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e).  In the case of acceptance, such notice (a "Notice of Money Market
                            Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted.  The Borrower or
                            IR Parent may accept any Money Market Quote in whole or in part; provided that:

                    (i)     the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related
                            Money Market Quote Request,
                    (ii)   the principal amount of each Money Market Borrowing must be $10,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency) or a larger multiple of $1,000,000 (or the Foreign
                           Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency),
                   (iii)   acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as
                           the case may be, and
                   (iv)   neither the Borrower nor IR Parent may accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement (including the requirements of the third sentence of Section 2.3(a)).

                   (g)  Allocation by Administrative Agent.  If offers are made by two or more Banks with the same Money Market Margins or Money
                         Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000
                         (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency), as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.  Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                     SECTION 2.4.  Notice to Banks; Funding of Loans.

                    (a)   Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower or
                           Additional Borrower, as the case may be.

                    (b)  Not later than 12:30 p.m. (New York City time or London time, as applicable) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in
                         Federal or other funds immediately available in New York City or in London, as applicable, to the Administrative Agent at its address specified in or pursuant to Section 9.1 (or, in the case of any Borrowing denominated in a Foreign Currency, at such other address as the Administrative Agent may specify from time to time by written notice to the Borrower and the Banks).  Unless the
                         Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative
                         Agent will make the funds so received from the Banks available in like funds to the Borrower or the Additional Borrower, as the case may be, at the Administrative Agent's aforesaid address.  If any Bank makes a new Loan hereunder on a day on which the
                         Borrower or the Additional Borrower, as the case may be,  is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any)
                         between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative
                         Agent as provided in subsection (b), or remitted by the Borrower or the Additional Borrower to the Administrative Agent as
                         provided in Section 2.12, as the case may be.

                   (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date (or, if a Base Rate Borrowing, the time) of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such
                         Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or the Additional Borrower, as the case may be, on such date a corresponding amount.  If and to the extent that such Bank shall not have so made such share available to the Administrative
                         Agent, such Bank and the Borrower or the Additional Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the Additional Borrower until the date such amount is repaid to the Administrative Agent, at a rate per annum equal to (x) in the case of amounts denominated in Dollars, the daily average Federal Funds Rate, and (y) in the case of amounts denominated in a Foreign Currency, the daily average cost of funding such amount (as determined by the Administrative Agent).
                         A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                          SECTION 2.5.  Evidence of Debt. (a)  Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower or any Additional Borrower to such Bank resulting from the Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this
                          Agreement.

                        (b)  The Administrative Agent shall maintain the Register pursuant to subsection 9.6(g), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made hereunder and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower and any Additional
                              Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Additional Borrower and each Bank's share thereof.

                       (c)  The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower and any
                             Additional Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or any
                             Additional Borrower to repay (with applicable interest) the Loan made to such Borrower or Additional Borrower by such Bank in accordance with the terms of this Agreement.

                      (d)  The Borrower and all Additional Borrowers agree that, upon the request to the Administrative Agent by any Bank, the
                             Borrower or such Additional Borrower will execute and deliver to such Bank a single Note of the Borrower or such Additional
                             Borrower, as the case may be, evidencing the Loan of such Bank.

                        SECTION 2.6.  Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                       SECTION 2.7.  Interest Rates.  (a)  Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day.  Such interest shall be payable for each Interest Period on the last day thereof.  Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

                        (b)  Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin plus the applicable Adjusted London Interbank
                               Offered Rate.  Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                        The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered
                        Rate by (ii) 1.0 minus the Euro-Currency Reserve Percentage.

                    The "London Interbank Offered Rate" applicable to any Interest Period (other than any seven day Interest Period) means the rate appearing on the relevant page of the Telerate screen (or on any successor or substitute page of such service, or any successor to or substitute for such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the Applicable Currency in the London interbank market) at approximately 11:00 A.M.,
                    London time, two Euro-Currency Business Days prior to the commencement of such Interest Period, as the rate for deposits in the
                   Applicable Currency with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason or in the case of any seven day Interest Period, and, in any event, in the case of sterling-denominated Loans, then the
                  "London Interbank Offered Rate" with respect to such Interest Period shall be the rate (rounded upwards, if necessary, to the next
                  1/100 of 1%) at which deposits of $5,000,000 (or the Foreign Currency Equivalent thereof, in the case of a Foreign Currency) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Euro-Currency Business Days prior to the commencement of such Interest Period.

                 "Euro-Currency Reserve Percentage" means for any day as applied to a Euro-Currency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States (or any
                  successor) (the "Board") or any other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board).
                  The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-
                  Currency Reserve Percentage.  The Banks acknowledge and agree that the Euro-Currency Reserve Percentage on the date hereof is
                  0%.

                 (c)  Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2%
                        plus the higher of (i) the sum of the Euro-Currency Margin plus the Adjusted London Interbank Offered Rate applicable to such
                        Loan and (ii) the rate applicable to Base Rate Loans for such day.

                (d)   Each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.7(b) as if the related Money Market LIBOR Borrowing were a Committed Euro-Currency Borrowing)
                       plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3.  Each Money
                       Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
                       Section 2.3.  Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.  Any overdue principal of or interest on any Money Market
                       Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

                (e)   The Administrative Agent shall determine each interest rate applicable to the Loans hereunder.  The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                (f)   Each of "Euro-Currency Margin", "Facility Fee Rate" and "Participation Fee Rate" means, for any day, the percentage set forth below in the row opposite such term and in the column corresponding to the "Level" status in existence on such day:

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
Euro-Currency Margin	.170%	.210%	.325%	.475%	.575%	.675%
Facility Fee Rate	.080%	.090%	.125%	.150%	.175%	.200%
Participation Fee Rate	.270%	.310%	.425%	.575%	.675%	.775%

; provided that, (i)  if the Borrower's or IR Parent's (if IR Parent has a higher rating as of such date) lower rating is two or more Levels lower than the Borrower's or IR Parent's (if IR Parent has a higher rating as of such date) higher rating, the Euro-Currency Margin, Facility Fee Rate and Participation Fee Rate shall be determined by reference to the Level corresponding to the rating which is one above the lower of the two ratings, (ii) if only one rating exists, the Borrower or IR Parent (if IR Parent has a higher rating as of such date) may have its debt rated by a substitute nationally-recognized rating agency reasonably acceptable to the Administrative Agent; until the issuance of such rating, the Euro-Currency Margin, Facility Fee Rate and Participation Fee Rate shall be determined by reference to the Level with the rating which is one Level lower than the Level corresponding to the available rating, and (iii) if any rating shall be changed (other than as a result of a change in the rating system of the applicable rating agency), such change shall be effective as of the date on which it is first announced by the rating agency making such change.  Each such change in the Euro-Currency Margin, Facility Fee Rate or Participation Fee Rate shall apply to all outstanding Euro-Currency Loans and to all facility fees and participation fees accruing during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of any rating agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

                    SECTION 2.8.  Facility Fee; Utilization Fee; Participation Fee.  (a)  The Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their Commitments a facility fee at the Facility Fee Rate.  Such facility fee shall accrue (i)
                    from and including the date of receipt by the Administrative Agent of counterparts of this Agreement duly executed by all the parties hereto to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.  Accrued fees under this Section shall be payable quarterly in arrears on each March 31, June 30, September 30 and
                   December 31, and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

                  (b)   The Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their Commitments a utilization fee equal to 0.10% per annum on the outstanding Loans for each day on which the Revolving Exposure outstanding exceed 50% of the aggregate Commitments on such day (or, if such day is after the Termination Date (or earlier date of termination of the Commitments in their entirety), the aggregate Commitments on the Termination Date (or such earlier date of termination)).

                (c)     The Borrower agrees to pay (i) to the Administrative Agent for the account of each bank a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Participation Fee Rate on the average daily amount of such Bank's LC
                         Exposure during the period from and including the Effective Date to but excluding the later of the date on which such Bank's
                         Commitment terminates and the date on which such Bank ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Domestic Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                        SECTION 2.9.  Optional Termination or Reduction of Commitments.  During the Availability Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent (which shall give prompt notice thereof to each Bank), (i)
                       terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 (or the Foreign Currency Equivalent thereof, in the case of Euro Loans) or any multiple of
                       $5,000,000 (or the Foreign Currency Equivalent thereof, in the case of Euro Loans) in excess thereof, the aggregate amount of the
                       Commitments in excess of the aggregate outstanding principal amount of the Loans.  Any termination or reduction of the
                       Commitments shall be permanent.

                        SECTION 2.10.  Mandatory Termination of Commitments; Mandatory Prepayments. (a)  Mandatory Termination of
                        Commitments.  The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                        (b)  Mandatory Prepayments.  (i)        If, on any day, the Dollar Equivalent of Revolving Exposure exceeds the aggregate
                              Commitments on such date, the Borrower and any Additional Borrowers shall, within five Euro-Currency Business Days, prepay sufficient outstanding Loans in an aggregate principal amount (together with interest accrued to the date of such prepayment on the principal so prepaid and any amounts payable under Section 2.13 in connection therewith) such that, after giving effect thereto, the Dollar Equivalent of Revolving Exposure does not exceed the aggregate Commitments on such date.

                        (ii)  If, on any day, the Dollar Equivalent of all outstanding Euro Loans exceeds the aggregate Euro Facility Sub-Commitments on such date, the Borrower and any Additional Borrowers shall, within five Euro-Currency Business Days, prepay sufficient outstanding Euro Loans in an aggregate principal amount (together with interest accrued to the date of such prepayment on the principal so prepaid and any amounts payable under Section 2.13 in connection therewith) such that, after giving effect thereto, the Dollar Equivalent of all outstanding Euro Loans does not exceed the aggregate Euro Facility
                              Sub-Commitments on such date.

                        SECTION 2.11.  Optional Prepayments.  (a)  The Borrower or any Additional Borrower may (i) upon at least one Domestic
                         Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1) and (ii) upon at least three Euro-Currency Business Days' notice to the
                         Administrative Agent, subject to Section 2.13, prepay any Euro-Currency Borrowing, in whole at any time, or from time to time in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that any such partia prepayment shall be in the amount of $25,000,000 (or the Foreign Currency Equivalent thereof, in the case of
                         Foreign Currency Loans) or any multiple of $5,000,000 (or the Foreign Currency Equivalent thereof, in the case of Foreign
                         Currency Loans) in excess thereof.  Each such optional prepayment shall be applied to prepay ratably the Loans of the several
                         Banks included in such Borrowing.

                        (b)   Except as provided in clause (i) of Section 2.11(a), the Borrower and any Additional Borrowers may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

                        (c)   Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower or the Additional Borrower, as the case may be.

                        SECTION 2.12.  General Provisions as to Payments.  (a)  The Borrower and any Additional Borrower, as applicable, shall make each payment of principal or interest on the Loans and of fees hereunder, without set-off, counterclaim or deduction of any kind, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New
                        York City, to the Administrative Agent at its New York address referred to in Section 9.1, provided that any such payments made in respect of Euro Loans or other Loans denominated in a Foreign Currency shall be made not later than 12:00 Noon (London time) on the date when due, in funds immediately available in London, to the Administrative Agent at its London address referred to in Section 9.1.  The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.  Whenever any payment of principal of, or interest on, the Domestic
                         Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.  Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day.  Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day, provided that in the case of Money Market Loans denominated in Dollars, whenever any payment of principal of, or interest on, such Dollar-denominated Money Market Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding
                          Domestic Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                        (b)   Unless the Administrative Agent shall have received notice from the Borrower or the relevant Additional Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower or such Additional Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower or such Additional Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent that the
                                Borrower or such Additional Borrower shall not have so made such payment, each Bank shall repay to the Administrative
                                Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to (x) in the case of amounts denominated in Dollars, the daily average Federal Funds Rate, and (y) in the case of amounts denominated in a Foreign Currency, the daily average cost of funding such amount (as determined by the
                                Administrative Agent).

                            SECTION 2.13.  Funding Losses.  If the Borrower or any Additional Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.11, Article VI or VIII or otherwise, but not pursuant to Section 8.2) on any day other than the last day of the Interest Period applicable thereto, if the Borrower or any Additional Borrower fails to borrow any
                            Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a) or if the Borrower or any
                            Additional Borrower fails to prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section
                            2.11(c), the Borrower or such Additional Borrower shall reimburse each Bank within 30 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower or such Additional
                            Borrower a certificate setting forth the calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                            SECTION 2.14.  Computation of Interest and Fees.  Interest based on the Prime Rate and interest and fees based on amounts denominated in English pounds sterling hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                            SECTION 2.15.  Withholding Tax Exemption.  On or prior to the Effective Date, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative
                           Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or a successor form), certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes from each US
                           Borrower at the time of such delivery without deduction or withholding of any United States federal income taxes.  Each Bank which so delivers a Form W-8BEN or W-8ECI (or a successor form) further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by any US Borrower or the
                           Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes from each US Borrower at the time of such delivery without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises each of the Borrower and the
                           Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                        SECTION 2.16.  Additional Borrowers.

                        (a)   The Borrower hereby designates IR Parent as an Additional Borrower.

                        (b)   On or after the Effective Date, the Borrower may designate any wholly owned Subsidiary of IR Parent or any wholly owned
                                Subsidiary of the Borrower as an Additional Borrower by delivery to the Administrative Agent of (i) an Additional Borrower
                               Agreement executed by such Subsidiary, IR Parent and the Borrower, substantially in the form of Exhibit G hereto (each, an
                              "Additional Borrower Agreement") and (ii) a favorable written opinion (addressed to the Administrative Agent and the Banks)
                               of counsel of such Subsidiary or Subsidiaries (which opinion shall be reasonably satisfactory to the Administrative Agent).
                               Upon delivery of the above-mentioned documents, such Subsidiary shall for all purposes of this Agreement be an Additional
                               Borrower and a party to this Agreement.  Promptly following receipt of any Additional Borrower Agreement, the
                               Administrative Agent shall send a copy thereof to each Bank.

                           SECTION 2.17.  Additional Borrower Costs.  (a)  If the cost to any Bank of making or maintaining any Loan to an Additional
                           Borrower is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced, by an amount deemed by such Bank to be material, by reason of the fact that such Additional Borrower is organized under the laws of, or principally conducts its business in, a jurisdiction or jurisdictions outside the United States of America, the
                           Borrower and such Additional Borrower shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Administrative Agent).  A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder, together with calculations in reasonable detail supporting such amounts, shall be conclusive in the absence of clearly demonstrable error.  No such compensation may be claimed (x) in respect of any Committed Loan for any period prior to the date 90 days before the date of notice by such Bank to the Borrower of its intention to make claims therefore or (y) to the extent such Bank was aware of such cost or reduction at the time the related Loan was made.

                            (b)        Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to the foregoing subsection (a) and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

                            SECTION 2.18.  Letters of Credit.

                            (a)    General.  Subject to the terms and conditions set forth herein, the Borrower or any Additional Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the
                                     Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower or any Additional Borrower to, or entered into by the Borrower or any Additional
                                     Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                            (b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit
                                     (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower or any Additional Borrower
                                     shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension
                                     (which shall be a Domestic Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower or such Additional Borrower also shall submit a letter of credit application on the Issuing
                                     Bank's standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower or such Additional Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $250,000,000 and (ii) the sum of the total Loans plus the LC Exposure shall not exceed the total Commitments.  The Issuing Bank shall not issue, amend, renew or extend a Letter of Credit if notice has been given to such Issuing Bank by the Administrative Agent or the Required Banks that a
                                     Default or Event of Default has occurred and is continuing.  The Issuing Bank shall provide to the Administrative Agent and, in turn, the Administrative Agent shall provide to the Banks a monthly update, in accordance with customary practices, of total LC Exposures, it being understood that the obligations of the Banks shall not be subject to the receipt of such update.

                        (c)        Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the date that is five Domestic
                                     Business Days prior to the Termination Date.

                        (d)        Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof)
                                     and without any further action on the part of the Issuing Bank or the Banks, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's
                                     Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Bank's Applicable Percentage of each LC Disbursement made by the Issuing
                                     Bank and not reimbursed by the Borrower or any Additional Borrower, as applicable, on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower or any Additional
                                     Borrower for any reason.  Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a
                                     Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                    (e)            Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower or any
                                    Additional Borrower, as applicable, shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Domestic Business Day immediately following the Domestic Business Day that such LC Disbursement is made (the "Disbursement Date"), if the
                                    Borrower or such Applicable Borrower shall have received notice of such LC Disbursement prior to 3:00 p.m., New York
                                    City time, on the Disbursement Date, or, if such notice has not been received by the Borrower or such Additional
                                    Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Domestic
                                    Business Day immediately following the Domestic Business Day that the Borrower or such Additional Borrower, as applicable, receives such notice, if such notice is received prior to 3:00 p.m., New York City time, on the day of receipt, or
                                   (ii) within two Domestic Business Days immediately following the day that the Borrower or such Additional Borrower receives such notice, if such notice is not received prior to 3:00 p.m., New York City time, on the day of receipt; provided that, if such LC Disbursement is not less than $10,000,000, the Borrower or such Additional Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.4 that such payment be financed with a Domestic Loan, Euro-Currency Loan or Money Market Loan in an equivalent amount and, to the extent so financed, the
                                    Borrower's or such Additional Borrower's obligation to make such payment shall be discharged and replaced by the resulting Domestic Loan, Euro-Currency Loan or Money Market Loan.  If the Borrower or any Additional Borrower fails to make such payment when due, the Administrative Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from the Borrower or any Additional Borrower in respect thereof and such Bank's Applicable
                                    Percentage thereof.  Promptly following receipt of such notice, each Bank shall pay to the Administrative Agent its
                                    Applicable Percentage of the payment then due from the Borrower or any Additional Borrower, in the same manner as provided in Section 2.4 with respect to Loans made by such Bank (and Section 2.4 shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Banks.  Promptly following receipt by the Administrative Agent of any payment from the Borrower or any Additional Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the
                                    Issuing Bank or, to the extent that Banks have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Banks and the Issuing Bank as their interests may appear.  Any payment made by a Bank pursuant to this
                                    paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of a Domestic Loan, Euro-                                    Currency Loan or Money Market Loan as contemplated above) shall not constitute a Loan and shall not relieve the
                                    Borrower or any Additional Borrower of its obligation to reimburse such LC Disbursement.

                                    (f)   Obligations Absolute.  The Borrower's or Additional Borrower's, as applicable, obligation to reimburse LC
                                          Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing
                                          Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's or any Additional Borrower's obligations hereunder.  Neither the Administrative
                                         Agent, the Banks nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank;
                                         provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower or any
                                         Additional Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and any Additional Borrower to the extent permitted by applicable law)
                                         suffered by the Borrower or any Additional Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                                        (g)   Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the
                                               Administrative Agent and the Borrower or such Additional Borrower, as applicable, by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower or any
                                               Additional Borrower of its obligation to reimburse the Issuing Bank and the Banks with respect to any such LC
                                               Disbursement.

                                       (h)      Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower or any Additional
                                                 Borrower, as applicable, shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower or such Additional Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Domestic Loans; provided that, if the Borrower or such Additional
                                                 Borrower, as applicable, fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this
                                                 Section, then the third sentence of Section 2.7(a) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Bank to the extent of such payment.

                                     (i)       Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Domestic Business Day that the
                                               Borrower or any Additional Borrower receives notice from the Administrative Agent or the Required Banks (or, if the maturity of the Loans has been accelerated, Banks with LC Exposure representing greater than 51% of the total
                                               LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower or such Additional
                                               Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Banks, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or such Additional Borrower described in clause (f) or (g) of Section 6.1.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower or such Additional Borrower under this Agreement.  The
                                               Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made in
                                               Permitted Investments at the Borrower's or such Additional Borrower's risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower or such Additional Borrower for the LC Exposure at such time or, if the maturity of the
                                               Loans has been accelerated (but subject to the consent of Banks with LC Exposure representing greater than 51%
                                               of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.  If the
                                               Borrower or any Additional Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the
                                               Borrower or such Additional Borrower within three Domestic Business Days after all Events of Default have been cured or waived.

                                        SECTION 2.19.  Optional Commitment Increase.

                                        (a)     The Borrower shall have the right at any time and from time to time to increase the total Commitments in an aggregate amount not to exceed $500,000,000 (i) by requesting that any Bank already party to this Agreement increase the amount of such Bank's Commitment and (ii) to the extent insufficient Commitments are available from such existing Banks, by requesting that one or more banks or other financial institutions not a party to this
                                                 Agreement become a Bank hereunder; provided that the addition of any bank or financial institution pursuant to clause (i) above shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided, further, that the Commitment of any bank or other financial institution pursuant to clause (i) above shall be in an aggregate principal amount at least equal to $10,000,000; provided, further, that the amount of the increase of any Bank's Commitment pursuant to clause (ii) above, when added to the amount of such Bank's Commitment before the increase, shall be in an aggregate principal amount at least equal to
                                                 $10,000,000.

                                        (b)   Any additional bank, financial institution or other entity which elects to become a party to this Agreement and obtain a Commitment pursuant to clause (a)(i) of this Section 2.19 shall execute a New Bank Supplement (each, a "New
                                                Bank Supplement") with the Borrower and the Administrative Agent, substantially in the form of Exhibit H.  Upon its receipt of a New Bank Supplement executed by an additional bank, financial institution or other entity which elects to become a party to this Agreement and obtain a Commitment pursuant to clause (a) of this Section 2.19, together with payment to the Administrative Agent of a registration and processing fee of $3,500, the
                                                Administrative Agent shall (i) promptly accept such New Bank Supplement and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto, whereupon such bank, financial institution or other entity shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.  Any increase in the total Commitments pursuant to clause (a)(ii) of this Section 2.19 shall be effective only upon the execution and delivery to the
                                                Borrower and the Administrative Agent of a commitment increase supplement in substantially the form of Exhibit I
                                                (a "Commitment Increase Supplement"), which Commitment Increase Supplement shall be delivered to the
                                                Administrative Agent not less than five Domestic Business Days prior to the Commitment Increase Date and shall specify (i) the amount of any increase in the Commitment of any Bank and (ii) the date such increase is to become effective (the "Commitment Increase Date").  In addition, such changes as the Administrative Agent determines desirable to effectuate the foregoing, including changes to the provision relating to pro rata borrowings, payments and other similar treatment of Banks and the calculation and payment of interest and fees, shall be deemed authorized by the Banks and this Agreement shall be deemed amended upon the effectiveness of such addition of
                                                Banks or increase in Commitments, and the Administrative Agent may require that the Borrower prepay and reborrow any outstanding Loans in connection therewith if it determines such action to be desirable to facilitate administration under the Agreement.

                                                (c)    Any increase in the total Commitments pursuant to this Section 2.19 shall not be effective unless:

                                                (i)     no Default or Event of Default shall have occurred and be continuing on the Commitment Increase Date;
                                                (ii)    each of the representations and warranties made by the Borrower and IR Parent in Article IV, or in any certificate delivered pursuant hereto, shall be true and correct in all material respects on the Commitment
                                                        Increase Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                                                Each notice requesting an increase in the total Commitments pursuant to this Section 2.19 shall constitute a certification to the effect set forth in clauses (i) and (ii) of this Section 2.19(c).

                                            (d)      No Bank shall at any time be required to agree to a request of the Borrower to increase its Commitment or obligations hereunder.

ARTICLE III

 CONDITIONS

                                            SECTION 3.1.  Effectiveness.  This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.5):

                                            (a)    receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telecopy or other written confirmation from such party of execution of a counterpart hereof by such party);

                                            (b)   receipt by the Administrative Agent for the account of each Bank requesting a Note of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.5;

                                            (c)  receipt by the Administrative Agent of a certificate of the chief financial officer or the treasurer of the Borrower and IR Parent stating that the representations and warranties of the Borrower and IR Parent set forth in Article IV hereof are true in all material respects as of the date of such certificate;

                                            (d)  receipt by the Administrative Agent of (i) an opinion of Patricia Nachtigal, Senior Vice President and General
                                                  Counsel for the Borrower, substantially in the form of Exhibit E hereto and (ii) an opinion of Conyers, Dill &
                                                  Pearman, counsel to IR Parent, substantially in the form of Exhibit J hereto;

                                            (e)    receipt by the Administrative Agent of evidence satisfactory to it of (i) the repayment in full, not later than the
                                                    Effective Date, of all loans (if any) outstanding under the Existing 364-Day Credit Agreement, together with interest accrued thereon to the Effective Date and (ii) the payment of all accrued and unpaid facility fees and all other amounts due and payable under the Existing 364-Day Credit Agreement for the account of the
                                                    Administrative Agents" or the "Banks" (as defined therein); and

                                            (f)    receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the
                                                   Borrower and IR Parent, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent;
                                                   provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 25, 2004.  The Administrative Agent shall promptly notify the Borrower, IR Parent and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

                                            SECTION 3.2.  Borrowings.  The obligation of any Bank to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (as applicable), is subject to the satisfaction of the following conditions:

                                            (a)    receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, as the case may be;

                                            (b)    immediately after such Borrowing, or the issuance, amendment, renewal or extension of such Letter of Credit, the aggregate outstanding principal amount of the Loans plus the LC Exposure will not exceed the aggregate amount of the Commitments;

                                            (c)    in the case of a Borrowing, other than a Refunding Borrowing, or an issuance, amendment, renewal or extension of a Letter of Credit:

                                                            (i)    immediately before and after such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing;

                                                            (ii)   immediately before and after such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no event or condition shall have occurred and be continuing which permits any holder of any Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; and

                                                           (iii)   except to the extent any representation or warranty expressly relates only to an earlier date, the fact that the representations and warranties of the Borrower and IR Parent contained in this Agreement
                                                                  (except the representations and warranties set forth in Sections 4.4(c), 4.7, 4.11(b) and 4.5) shall be true in all material respects on and as of the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit; and

                                        (d)    on the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, each of the Borrower and IR Parent shall not be in arrears on payments of principal under, or in arrears for more than five days on payments of interest due under, the Existing 5-Year Credit Agreement.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower and each Additional Borrower on the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit as to the facts specified in clause (b) of this Section and each Borrowing, other than a Refunding Borrowing, and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower and each Additional Borrower on the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit as to the facts specified in clause (c) of this Section.

ARTICLE IV

 REPRESENTATIONS AND WARRANTIES

Each of the Borrower and IR Parent represents and warrants that:

                                            SECTION 4.1.  Corporate Existence and Power.  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.  IR Parent is a company duly incorporated, validly existing and in good standing under the laws of Bermuda, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                                            SECTION 4.2.  Corporate and Governmental Authorization; No Contravention.
                                            The execution, delivery and performance by the Borrower and IR Parent of this Agreement and the Notes are within the Borrower's and IR Parent's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-
                                            laws of the Borrower or of IR Parent or of any judgment, injunction, order or decree binding upon the Borrower or
                                            IR Parent or of any limitation on borrowing imposed by any agreement or other instrument binding upon the Borrower or IR Parent.

                                            SECTION 4.3.  Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and IR
                                            Parent and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower and IR Parent, in each case enforceable in accordance with their respective terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                                  SECTION 4.4.  Financial Information; No Material Adverse Change.

                                            (a)     The consolidated balance sheet of IR Parent and its Consolidated Subsidiaries as of December 31, 2003 and
                                                      the related consolidated statements of income, shareowners' equity and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in IR Parent's 2003 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of IR Parent and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                                            (b)     The unaudited condensed consolidated balance sheet of IR Parent and its Consolidated Subsidiaries as of
                                                      March 31, 2004, and the related unaudited condensed consolidated statements of income and cash flows for the three months then ended, set forth in IR Parent's quarterly report for the fiscal quarter ended March 31,
                                                      2004, as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of IR Parent and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

                                                (c)    Since March 31, 2004, there has been no material adverse change in the business, financial position or results of operations of IR Parent and its Consolidated Subsidiaries, considered as a whole.

                                        SECTION 4.5.  Litigation. There is no action, suit or proceeding pending against, or to the knowledge of IR Parent threatened against or affecting, IR Parent or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business, consolidated financial position or consolidated results of operations of IR Parent and its Consolidated
                                        Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

                                        SECTION 4.6.  Compliance with ERISA.  In the case of the Borrower, except where the liability that could reasonably be expected to be incurred would be in an amount that would not have a Material Adverse Effect: (i) each current member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal
                                         Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan; (ii) no member of the ERISA Group has
                                        (A) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any
                                         Plan, (B) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit
                                         Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code; (C) incurred any liability to the PBGC under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA or contributions in the normal course); or (D) incurred any liability in connection with a Plan termination under
                                         Section 4201 of ERISA.

                                         SECTION 4.7.  Environmental Matters.  In the ordinary course of its business, IR Parent conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of IR Parent and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints or operating activities, including any periodic or permanent shutdown or any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses).  On the basis of this review, IR Parent has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition or results of operations of IR Parent and its
                                         Consolidated Subsidiaries, considered as a whole.

                                         SECTION 4.8.  Taxes.  United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1992.  The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith by the Borrower or such Subsidiary as of the date this representation is made.  IR Parent and its Subsidiaries have filed all Bermuda income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any assessment received by IR Parent or any
                                         Subsidiary, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith by
                                         IR Parent or such Subsidiary as of the date this representation is made.  The charges, accruals and reserves on the/
                                         books of the Borrower, IR Parent and their Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower and IR Parent, adequate.

                                        SECTION 4.9.  Subsidiaries.  Each of the Borrower's and IR Parent's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                                        SECTION 4.10.  Not an Investment Company.  Neither the Borrower nor IR Parent is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                       SECTION 4.11.  Full Disclosure.  (a)  All information heretofore furnished by the Borrower and IR Parent to either
                                      Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and any such information hereafter furnished by the Borrower or IR Parent to either Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified.

                                    (b)    The Borrower and IR Parent have disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower or IR Parent can now reasonably foresee), the business, operations or financial condition of IR Parent and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower or
                                            IR Parent to perform its obligations under this Agreement.

ARTICLE V

 COVENANTS

                                Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and IR Parent agree that:

                                SECTION 5.1.  Information.  The Borrower will deliver to each of the Banks:

                                (a)    as soon as available and in any event within 90 days after the end of each fiscal year of IR Parent, a consolidated balance sheet of IR Parent and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareowners' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and
                                        Exchange Commission by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

                               (b)    as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of
                                        IR Parent, a consolidated balance sheet of IR Parent and its Consolidated Subsidiaries as of the end of such quarter and as of the end of the preceding fiscal year, condensed consolidated statements of income for such quarter, for the portion of IR Parent's fiscal year ended at the end of such quarter and for the corresponding portion of IR Parent's previous fiscal year and condensed consolidated statements of cash flows for the portion of IR Parent's fiscal year ended at the end of such quarter and for the corresponding portion of IR Parent's previous fiscal year, all certified (subject to normal year-
                                       end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the treasurer of IR Parent;

                            (c)    simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the treasurer of IR Parent (i) setting forth in reasonable detail the calculations required to establish whether IR Parent was in compliance with the requirements of Sections 5.5 and 5.6 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which IR Parent is taking or proposes to take with respect thereto;

                            (d)    within five Domestic Business Days after the chief financial officer, chief accounting officer, treasurer or chief legal officer of the Borrower or IR Parent obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the treasurer of the Borrower or IR Parent, as applicable, setting forth the details thereof and the action which the Borrower or IR Parent, as applicable, is taking or proposes to take with respect thereto;

                            (e)    promptly upon the mailing thereof to the shareholders of IR Parent generally, copies of all financial statements, reports and proxy statements so mailed;

                            (f)    promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which IR
                                   Parent shall have filed with the Securities and Exchange Commission; provided that, unless the Administrative Agent notifies
                                   IR Parent in writing to the contrary, satisfaction of the provisions of this subsection (f) shall satisfy as well the provisions of subsections (a) and (b);

                           (g)   if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event"
                                 (as defined in Section 4043 of ERISA, other than those events as to which the 30 day notice requirement has been waived by the PBGC) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of
                                 ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA which, together with any other such liability incurred since the date hereof, exceeds in the aggregate $135,000,000 or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any
                                 Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal
                                 Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
                                 Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or
                                Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, which in any event has resulted or could result in the imposition of a Lien or the posting of a bond or other security, but only if with respect to the foregoing, the liability, individually or in the aggregate with all other events in subsections (i)-(vii), that could reasonably be expected to result could have a Material Adverse Effect, a certificate of the chief financial officer or the treasurer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the
                               ERISA Group is required or proposes to take;

                         (h)  immediately after the chief financial officer or the treasurer of the Borrower or IR Parent obtains knowledge of a change or a proposed change in the rating of Borrower's or IR Parent's outstanding senior unsecured long-term debt securities by Moody's or S&P, a certificate of the chief financial officer or the treasurer setting forth the details thereof; and

                          (i) from time to time such additional information regarding the financial position or business of the Borrower, IR Parent and their
                              Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request, provided that each Bank hereby agrees to keep such information confidential subject to applicable legal requirements and, to the extent permitted by law or regulation, each such Bank agrees to notify the Borrower or IR Parent, as applicable, prior to any such disclosure required by law.

                        SECTION 5.2.  Maintenance of Property; Insurance.

                     (a)  IR Parent will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to do so would not have a material adverse effect on the business, financial position or results of operations of IR Parent and its Consolidated Subsidiaries, considered as a whole.

                    (b)    Both the Borrower and IR Parent will maintain, and will cause each Material Subsidiary to maintain (either in the name of the
                            Borrower, IR Parent or in such Material Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

                    SECTION 5.3.  Conduct of Business and Maintenance of Existence.  Each of the Borrower and IR Parent will continue, and will cause each Material Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower, IR
                    Parent and their Material Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Material
                    Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.3 shall prohibit (i) the merger of a Material Subsidiary into the Borrower or IR Parent or the merger or consolidation of a Material Subsidiary with or into another Person if  the corporation surviving such consolidation or merger is a Material Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Material
                   Subsidiary if the Borrower or IR Parent in good faith determines that such termination is in the best interest of the Borrower or IR
                   Parent and is not materially disadvantageous to the Banks.

                   SECTION 5.4.  Compliance with Laws.  Each of the Borrower and IR Parent will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and (ii) where the failure so to comply would not have a material adverse effect on the business, financial position or results of operations of IR Parent and its Consolidated Subsidiaries, considered as a whole.

                    SECTION 5.5.  Debt.  Consolidated Debt will at no time exceed 65% of the sum of Consolidated Debt plus Consolidated Net
                    Worth.  For purposes of this Section any preferred stock, except for auction-rate preferred stock the higher of the voluntary or involuntary liquidation value of which does not in the aggregate exceed $100,000,000, of a Consolidated Subsidiary held by a Person other than the Borrower, IR Parent or a wholly-owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt."

                    SECTION 5.6.  Negative Pledge.  (a)  Neither the Borrower nor IR Parent will, nor will they permit any Restricted Subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by a Mortgage on any Principal Property of the
                    Borrower, IR Parent or a Restricted Subsidiary or on any shares or indebtedness of a Restricted Subsidiary (whether such Principal
                    Property, shares or  indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the Loans and the obligations of the Borrower and IR Parent hereunder and under the Notes (together, if the Borrower and IR Parent shall so determine, with any other indebtedness then or thereafter existing created, assumed or guaranteed by the Borrower, IR Parent or such Restricted Subsidiary ranking equally with the
                    Loans and the obligations of the Borrower and IR Parent hereunder and under the Notes) shall be secured equally and ratably with such indebtedness excluding, however, from the foregoing any indebtedness secured by a Mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any Mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness):

                    (i)        on property, shares or indebtedness of any corporation which Mortgage exists at the time such corporation becomes a
                               Restricted Subsidiary; or
                    (ii)        on property existing at the time of acquisition thereof by the Borrower, IR Parent or a Restricted Subsidiary, or to secure any indebtedness incurred by the Borrower, IR Parent or a Restricted Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the Mortgage shall not apply to any property theretofore owned by the
                                Borrower, IR Parent or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located; or
                    (iii)        on property, shares or indebtedness of a corporation, which Mortgage exists at the time such corporation is merged into or consolidated with the Borrower, IR Parent or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Borrower, IR Parent or a Restricted
                                 Subsidiary; or
                    (iv)        on property of a Restricted Subsidiary to secure indebtedness of such Restricted Subsidiary to the Borrower, IR Parent or another Restricted Subsidiary; or
                    (v)        on property of the Borrower, IR Parent or a Restricted Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Mortgage; or
                    (vi)        on property, which Mortgage exists at the date of this Agreement; or
                    (vii)        with the prior written approval of the Required Banks;

provided, however, that any Mortgage permitted by any of the foregoing clauses (i), (ii), (iii) and (v) of this Section 5.6 shall not extend to or cover any property of the Borrower, IR Parent or such Restricted Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto.

                    (b)    Notwithstanding the provisions of subsection (a) of this Section 5.6, the Borrower, IR Parent or any Restricted Subsidiary may
                             create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in subsection (a)
                             in an aggregate amount which, together with all other such indebtedness for money borrowed by the Borrower, IR Parent and their Restricted Subsidiaries and the Attributable Debt in respect of Sale and Leaseback Transactions existing at such time
                             (other than Sale and Leaseback Transactions the proceeds of which have been applied in accordance with Section 5.6(d)(ii)), does not at the time of such creation, assumption or guaranteeing exceed 5% of Consolidated Net Worth.

                    (c)    Notwithstanding the foregoing provisions of this Section 5.6, neither the Borrower nor IR Parent will permit any Subsidiary
                             (other than a Restricted Subsidiary) to which after the date hereof the Borrower, IR Parent or a Restricted Subsidiary has
                             transferred any assets to create, assume or guarantee any indebtedness for money borrowed secured by a Mortgage on such assets unless such assets could have been so secured in accordance with the provisions of this Agreement by the Borrower, IR
                             Parent or such Restricted Subsidiary making such transfer.

                    (d)    Neither the Borrower nor IR Parent will, nor will they permit any Restricted Subsidiary to, enter into any Sale and Leaseback
                             Transaction, unless (i) the Borrower, IR Parent or such Restricted Subsidiary would be entitled, pursuant to the foregoing subsections of this Section 5.6, to incur indebtedness secured by a Mortgage on such Principal Property without equally and ratably securing the Loans and the obligations of the Borrower and IR Parent hereunder and under the Notes, or (ii) each of the
                             Borrower and IR Parent shall (and in any case each of the Borrower and IR Parent covenants that it will) apply an amount equal to the fair value (as determined by the Borrower's or IR Parent's Board of Directors) of such Principal Property so leased to the retirement, within 180 days of the effective date of any such Sale and Leaseback Transaction, of indebtedness of the Borrower and IR Parent for money borrowed which by its terms matures at, or may be extended or renewed at the option of the
                             Borrower and IR Parent to, a date more than 12 months after the date of the creation of such indebtedness.

                    SECTION 5.7.  Consolidations, Mergers and Sales of Assets.   Neither the Borrower nor IR Parent will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the
                     Borrower or IR Parent to any other Person; provided that the Borrower or IR Parent may merge with another Person if (A) the
                     Borrower or IR Parent, as applicable, is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

                    SECTION 5.8.  Use of Proceeds.  The proceeds of the Loans made under this Agreement will be used by the Borrower, IR Parent and any Additional Borrower (i) for working capital purposes, (ii) to support the commercial paper programs of the Borrower, IR
                     Parent or such Additional Borrower and (iii) for other general corporate purposes.

                     SECTION 5.9.  Other Cross Defaults or Negative Pledges.  Neither the Borrower nor IR Parent shall incur any Material Debt the terms of which include a Cross Default or which include a negative pledge provision more favorable to the holder of such Material
                     Debt (or more restrictive of the actions of the Borrower or IR Parent) than the provisions of Section 5.6 hereof unless, prior to or contemporaneously with such incurrence, the Borrower and IR Parent shall have entered into an amendment to this Agreement, to which the Required Banks shall not unreasonably withhold their consent, providing a Cross Default or negative pledge provision, as the case may be, no less favorable to the Banks than the provisions of the Cross Default or negative pledge governing such other
                     Debt.

ARTICLE VI

 DEFAULTS

                        SECTION 6.1.  Events of Default.  If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                        (a)    the Borrower or any Additional Borrower shall fail to pay when due principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

                        (b)    the Borrower or IR Parent shall fail to observe or perform any covenant contained in Sections 5.5 to 5.9, inclusive;

                        (c)     the Borrower or any Additional Borrower shall fail to observe or perform any covenant or agreement contained in this
                                 Agreement (other than those covered by clause (a) or (b) above) for 20 days after notice thereof has been given to the
                                 Borrower or such Additional Borrower by the Administrative Agent at the request of any Bank;

                        (d)    any representation, warranty, certification or statement made by the Borrower or any Additional Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                        (e)    any event or condition shall occur which results in the acceleration of the maturity of any Material Debt;

                        (f)     the Borrower, IR Parent or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                        (g)    an involuntary case or other proceeding shall be commenced against the Borrower, IR Parent or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, IR
                                  Parent or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                        (h)    any member of the ERISA Group at the time in question shall fail to pay when due an amount or amounts which shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of
                                 ERISA by any member of the ERISA Group at the time in question, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan;
                                 or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material
                                 Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
                                 Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation where, individually or in the aggregate, the liability that could reasonably be expected to result would have a Material Adverse Effect;

                        (i)    a final judgment or order for the payment of money in excess of $100,000,000 shall be rendered against the Borrower, IR
                               Parent or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days or for such longer period of time, not exceeding 90 days, during which, under applicable law, an appeal may be taken from such judgment or order without leave of the relevant court; or

                        (j)    any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended)
                                shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange
                               Commission under said Act) of 25% or more of the outstanding shares of common stock of IR Parent; or, during any period of 25 consecutive calendar months, directors of IR Parent on the date hereof (the "Current Board"), or such directors who are recommended or endorsed for election to the board of directors of IR Parent by a majority of the Current Board or their successors so recommended or endorsed, shall cease to constitute a majority of the board of directors of IR Parent;

                       (k)   the Borrower shall have designated one or more Additional Borrowers and the guarantee of the Borrower, made in Section
                               9.16 hereof, shall cease to be effective or the Borrower shall contest the validity of such guarantee in court; or the guarantee of
                               IR Parent made in Section 9.16 hereof shall cease to be effective or IR Parent shall contest the validity of such guarantee in court;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments (including any Euro Facility Sub-Commitments) and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Loans hereunder (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and all Additional Borrowers; provided that in the case of any of the Events of Default specified in clause (f) or (g) above with respect to the Borrower or any Additional Borrower, without any notice to the Borrower or any Additional Borrower or any other act by the Administrative Agent or the Banks, the Commitments (including any Euro Facility Sub-Commitments) shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and any Additional Borrowers.

                        SECTION 6.2.  Notice of Default.  The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

ARTICLE VII

 THE ADMINISTRATIVE AGENT

                         SECTION 7.1.  Appointment and Authorization.  Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such
                         Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                         SECTION 7.2.  Administrative Agent and Affiliates.   JPMorgan Chase Bank shall have the same rights and powers under this
                         Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, IR Parent or any Subsidiary or Affiliate of the Borrower or IR Parent as if it were not the
                         Administrative Agent hereunder.

                         SECTION 7.3.  Action by the Administrative Agent.  The obligations of the Administrative Agent hereunder are only those expressly set forth herein.  Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

                          SECTION 7.4.  Consultation with Experts.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or IR Parent), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                          SECTION 7.5.  Liability of the Administrative Agent.  Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or all the Banks, if applicable) or (ii) in the absence of its own gross negligence or willful misconduct.
                          Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith.  The
                          Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                          SECTION 7.6.  Indemnification.  Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative
                          Agent (to the extent not reimbursed by the Borrower or IR Parent) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent's gross negligence or willful misconduct) that the Administrative Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Administrative Agent hereunder.

                           SECTION 7.7.  Credit Decision.  Each Bank acknowledges that it has, independently and without reliance upon the
                          Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                          SECTION 7.8.  Successor Administrative Agent.  The Administrative Agent may resign at any time by giving notice thereof to the
                          Banks and the Borrower.  Upon any such resignation, the Required Banks shall have the right to appoint a successor
                          Administrative Agent reasonably satisfactory to the Borrower.  If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the
                          Administrative Agent.

                          SECTION 7.9.  Administrative Agent's Fees.  The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

                          SECTION 7.10.  Syndication Agents and Documentation Agent.  Except as expressly set forth herein, each Syndication Agent, in its capacity as such, and the Documentation Agent, in its capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement.

ARTICLE VIII

 CHANGE IN CIRCUMSTANCES

                          SECTION 8.1.  Basis for Determining Interest Rate Inadequate or Unfair.

                         If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London
                         Interbank Offered Rate (in respect of Dollars or any Foreign Currency), as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Banks of funding their Euro-Currency Loans for such Interest Period, the
                         Administrative Agent shall  forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make
                         Euro-Currency Loans shall be suspended.  Unless the Borrower or any Additional Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing denominated in
                         Dollars, such Borrowing shall instead be made as a Base Rate Borrowing, (ii) if such Fixed Rate Borrowing is a Money Market
                         LIBOR Borrowing denominated in Dollars, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day, and (iii) if such Fixed Rate Borrowing was to be denominated in a Foreign Currency, such Borrowing shall not be made.

                        SECTION 8.2.  Illegality.  If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank
                        (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office) to
                        make, maintain or fund its Euro-Currency Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the
                        Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make
                        Euro-Currency Loans shall be suspended.  Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.  If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Currency Loans to maturity and shall so specify in such notice, the
                        Borrower or any Additional Borrower, as the case may be, shall immediately prepay in full the then outstanding principal amount of each such Euro-Currency Loan, together with accrued interest thereon.  Concurrently with prepaying each such Euro-Currency
                        Loan, the Borrower or such Additional Borrower, as the case may be, shall borrow a Base Rate Loan denominated in Dollars in an equal principal amount (or in an amount equal to the Dollar Equivalent of the principal amount, in the case of Foreign Currency
                        Loans) from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Currency Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                        SECTION 8.3.  Increased Cost and Reduced Return.   (a)  If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market
                        Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive
                       (whether or not having the force of law) of any such authority, central bank or comparable agency:

                        (i)        shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate
                                   Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank
                                  (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this
                                  Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or
                        (i)       shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the
                                  Board or any similar Governmental Authority, but excluding with respect to any Euro-Currency Loan any such requirement included in an applicable Euro-Currency Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its
                                  Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower or any Additional Borrower, as the case may be, shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.  The Banks acknowledge and agree that the foregoing subsection (a) creates no right to demand payment of additional amounts in respect of laws, rules and regulations, as in effect and interpreted and administered on the date hereof.

                        (b)        If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower or any
                                     Additional Borrower, as the case may be, shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that the Borrower or such Additional Borrower shall not be obligated to compensate such Bank for any reduction incurred more than 60 days prior to the receipt by the Borrower or such Additional Borrower from such Bank of the notice contemplated by subsection (c) below.  The Banks acknowledge and agree that the foregoing subsection (b) creates no right to demand payment of additional amounts in respect of laws, rules and regulations regarding capital adequacy as in effect and interpreted and administered on the date hereof.

                        (c)        Each Bank will notify the Borrower and the Administrative Agent within 90 days of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank; provided that if a Bank shall not have so notified the Borrower within 90 days of such event, such Bank may not seek compensation for any period beginning prior to the date upon which the Borrower is notified of such event.  A certificate of any Bank claiming compensation under this Section and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                        SECTION 8.4.  Base Rate Loans Substituted for Affected Fixed Rate Loans.   If (i) the obligation of any Bank to make Euro-
                        Currency Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a)
                         and the Borrower shall, by at least five Euro-Currency Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                        (a)        all Loans which would otherwise be made by such Bank as Euro-Currency Loans shall be made instead as Base Rate
                                     Loans denominated in Dollars (on which interest and principal shall be payable contemporaneously with the related Fixed
                                     Rate Loans of the other Banks), and

                        (b)        after each of its Euro-Currency Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                         SECTION 8.5.  Substitution of Bank.  If (i) the obligation of any Bank to make Euro-Currency Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Loans and Note (as applicable) and assume the Commitment of such Bank.

ARTICLE IX

MISCELLANEOUS

                         SECTION 9.1.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (w) in the case of the Borrower, IR Parent or any other Additional Borrower, at the Borrower's address or facsimile number set forth on the signature pages hereof, (x) in the case of the Administrative Agent, at its New York address or facsimile number set forth on the signature pages hereof, provided that notices in respect of London-based transactions shall be given at the Administrative Agent's London address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth in its
                         Administrative Questionnaire or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.  Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this
                         Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII or to the Borrower under Section
                         6.1 shall not be effective until received.  Notices, requests and other communications to be given to IR Parent or any other
                         Additional Borrower shall be deemed given if such notice, request or other communication has been given to the Borrower, and any consent to be given by IR Parent or any other Additional Borrower shall be deemed given if such consent has been given on behalf of IR Parent or such other Additional Borrower by the Borrower.

                         SECTION 9.2.  No Waivers.  No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                         SECTION 9.3.  Expenses; Documentary Taxes; Indemnification.   (a)  The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) as described in the fee letter, dated as of May 24, 2004, among JPMorgan Chase Bank, J.P. Morgan Securities, Inc., Ingersoll-Rand
                         Company and Ingersoll-Rand Company Limited, for the preparation of this Agreement and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.  The
                         Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.  To the extent practicable, the
                         Administrative Agent or Bank, as the case may be, shall give the Borrower prior notice of the incurrence of any expenses described in this subsection (a); provided, however, that the failure to give such notice shall not affect the obligation of the
                         Borrower to pay such Administrative Agent or Bank the amount or amounts due pursuant to subsection (a) with respect to such expenses.

                        (b)        The Borrower and IR Parent each agree to indemnify the Agents and each Bank and hold the Agents and each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by any Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding
                                     (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that neither any Agent nor any Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                         SECTION 9.4.  Sharing of Set-Offs.  Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans made by the Banks shall be shared by the Banks pro rata;
                         provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans.  The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank acquiring a participation in a Loan pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                         SECTION 9.5.  Amendments and Waivers.   Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, IR Parent and the Required Banks (and, if the rights or duties of any Agent or Issuing Bank are affected thereby, by such Agent or Issuing Bank); provided that no such amendment or waiver shall, unless signed by each of the Banks directly affected thereby, (i) increase or decrease the Commitment of any Bank
                         (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.  For the purposes of this
                         Section, any Loans assigned to the Borrower pursuant to Section 9.16 shall not be considered outstanding.

                        SECTION 9.6.  Successors and Assigns.    (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

                        (b)        Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its
                                     Commitment or any or all of its Loans.  In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.  Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
                                     (i), (ii) or (iii) of Section 9.5 without the consent of the Participant.  The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.  An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                        (c)        Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the
                                     Administrative Agent, the latter of which such consent shall not be unreasonably withheld or delayed by such
                                     Administrative Agent; provided that if an Assignee is an Affiliate of such transferor Bank, the consent of the Borrower shall not be required and the consent of the Administrative Agent shall not be unreasonably withheld; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans.
                                     Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this
                                     Agreement and shall have all the rights and obligations of a Bank with a Commitment (and a Euro Facility Sub-
                                     Commitment, if applicable) as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the
                                     Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee.  In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500.  If the Assignee is not incorporated under the laws of the United States of
                                     America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any
                                     United States federal income taxes in accordance with Section 2.15.

                        (d)        Any Bank may at any time assign all or any portion of its rights under this Agreement and its Loans and, if applicable, Note to a Federal Reserve Bank.  No such assignment shall release the transferor Bank from its obligations hereunder.

                        (e)        No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under
                                     Section 8.3 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2 or 8.3 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                        (f)       Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the
                                  Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such
                                 Granting Bank would otherwise be obligated to make to the Borrower pursuant to Section 2.3, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall be deemed to utilize the Commitments of all the Banks to the same extent, and as if, such Loan were made by the Granting Bank.  Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Bank would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment.  In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.6, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Bank or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such
                                 SPC.

                    (g)        The Administrative Agent, on behalf of the Borrower, shall maintain at the Administrative Agent's Domestic Lending Office a
                                 copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loan owing to, each Bank from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative
                                 Agent and the Banks may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary.  Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

                     SECTION 9.7.  Collateral.   Each of the Banks represents to the Administrative Agent and the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                     SECTION 9.8.  Governing Law; Submission to Jurisdiction.  This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York.  The Borrower and each Additional Borrower hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  The Borrower and each Additional Borrower irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                     SECTION 9.9.  Counterparts; Integration.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                     SECTION 9.10.  Termination of Existing 364-Day Credit Agreement.   The Borrower and each of the Banks that is also a "Bank"
                     party to the Existing 364-Day Credit Agreement agrees that the "Commitments" as defined in the Existing 364-Day Credit Agreement shall be terminated in their entirety on and as of the Effective Date.  Each of such Banks waives any requirement of notice of such termination pursuant to Section 2.9 of the Existing 364-Day Credit Agreement.  The Borrower (i) represents and warrants that no loans are, as of the date hereof, or will be, as of the Effective Date, outstanding under the Existing 364-Day Credit Agreement and (ii)
                     covenants that all accrued and unpaid facility fees and any other amounts due and payable under the Existing 364-Day Credit
                     Agreement shall have been paid on or prior to the Effective Date.

                    SECTION 9.11.  [Intentionally Omitted].

                     SECTION 9.12.  Conversion of Currencies.    (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including the Borrower and each Additional
                     Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be determined as described in the definition of Exchange Rate in Section 1.1 hereof and in accordance with normal banking procedures in the relevant jurisdiction of the first currency and shall be calculated at approximately 10:00 A.M., New York City time, or as close to such time as is reasonably practicable on the Euro-Currency Business Day immediately preceding the day on which final judgment is given.

                    (b)        The obligations of the Borrower and each Additional Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment
                                 Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Euro-Currency Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the
                                 Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency,
                                 the Borrower and each Additional Borrower agree, as applicable, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Borrower and each Additional
                                 Borrower contained in this Section 9.12 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.  Furthermore, if the amount of the Agreement Currency purchased as described above is more than the sum originally due to the Applicable Creditor in the Agreement Currency, then such Applicable Creditor shall remit such excess to the Borrower or the relevant Additional Borrower.

                  SECTION 9.13.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, EACH ADDITIONAL BORROWER, THE
                  AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN
                  ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
                  CONTEMPLATED HEREBY.

                 SECTION 9.14.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                SECTION 9.15.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                SECTION 9.16.  Guarantee Agreement.  (a) In order to induce the Banks to extend credit to the Additional Borrowers hereunder, the
                Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the
               Additional Borrowers.  The Borrower further agrees that the due and punctual payment of the Obligations of the Additional Borrowers may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

               The Borrower waives presentment to, demand of payment from and protest to any Additional Borrower of any of the Obligations, and
               also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of the Borrower hereunder shall not be affected by (a) the failure of any lender to assert any claim or demand or to enforce any right or remedy against any Additional
               Borrower under the provisions of this Agreement, any Additional Borrower Agreement, and other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any Additional Borrower Agreement or any other Loan Document or agreement; (d) the failure or delay of any Bank to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of any Bank to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement or instrument; (f) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (g) any other act, omission or delay to do any other act which may or might otherwise operate as a discharge of the Borrower as a matter of law or equity or which would impair or eliminate any right of the
              Borrower to subrogation.

            The Borrower further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Bank to any balance of any deposit account or credit on the books of any Bank in favor of the Borrower, any Additional Borrower or other Subsidiary or any other Person.

            The obligations of the Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

             The Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Bank upon the bankruptcy or reorganization of the Borrower or any Additional Borrower or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Bank may have at law or in equity against the Borrower by virtue hereof, upon the failure of any Additional Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Banks in cash an amount equal the unpaid principal amount of such Obligation.  The Borrower further agrees that if payment in respect of any Obligation shall be due in currency other than Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Bank, not consistent with the protection of its rights, then, at the election of such Bank and in reasonable consultation with the Borrower, the Borrower shall make payments of such Obligation in
           Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Bank against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

          Upon payment in full by the Borrower of any Obligation of any Additional Borrower, each Bank shall, in a reasonable manner, assign to the
          Borrower the amount of such Obligation owed to such Bank and so paid, such assignment to be pro tanto to the extent to which the
         Obligation in question was discharged by the Borrower, or make such disposition thereof as the Borrower shall direct (all without recourse to any Bank and without any representation or warranty by any Bank).  Upon payment by the Borrower of any sums as provided above, all rights of the Borrower against any Additional Borrower arising as a result thereof by way of right of subrogation, through the assignment described herein or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Additional Borrower to the Bank (it being understood that, after the discharge of all the Obligations due and payable from such Additional Borrower, such rights may be exercised by the Borrower notwithstanding that such Additional Borrower may remain contingently liable for indemnity or other Obligations).

        (b)        In order to induce the Banks to extend credit to the Borrower hereunder, IR Parent hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the Borrower and each Additional Borrower.  IR
                    Parent further agrees that the due and punctual payment of the Obligations of  the Borrower or any Additional Borrower may be
                    extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

         IR Parent waives presentment to, demand of payment from and protest to the Borrower or any Additional Borrower of any of the
        Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of IR Parent hereunder shall not be affected by (a) the failure of any lender to assert any claim or demand or to enforce any right or remedy against the
         Borrower or any Additional Borrower under the provisions of this Agreement, any Additional Borrower Agreement, any other Loan
         Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Loan Document or agreement; (d) the failure or delay of any
         Bank to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of any Bank to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement or instrument; (f) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (g) any other act, omission or delay to do any other act which may or might otherwise operate as a discharge of IR Parent as a matter of law or equity or which would impair or eliminate any right of IR Parent to subrogation.

        IR Parent further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Bank to any balance of any deposit account or credit on the books of any Bank in favor of the Borrower, any Additional Borrower or other Subsidiary or any other Person.

         The obligations of IR Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

         IR Parent further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Bank upon the bankruptcy or reorganization of the Borrower or any Additional Borrower or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Bank may have at law or in equity against IR Parent by virtue hereof, upon the failure of the Borrower or any Additional Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, IR Parent hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Banks in cash an amount equal the unpaid principal amount of such Obligation.  IR Parent further agrees that if payment in respect of any Obligation shall be due in currency other than Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Bank, not consistent with the protection of its rights, then, at the election of such Bank and in reasonable consultation with IR Parent, IR Parent shall make payments of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Bank against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

         Upon payment in full by IR Parent of any Obligation of the Borrower or any Additional Borrower, each Bank shall, in a reasonable manner, assign to IR Parent the amount of such Obligation owed to such Bank and so paid, such assignment to be pro tanto to the extent to which the
         Obligation in question was discharged by IR Parent, or make such disposition thereof as IR Parent shall direct (all without recourse to any
         Bank and without any representation or warranty by any Bank).  Upon payment by IR Parent of any sums as provided above, all rights of IR
         Parent against the Borrower or any Additional Borrower arising as a result thereof by way of right of subrogation, through the assignment described herein or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by the Borrower or any Additional Borrower to the Bank (it being understood that, after the discharge of all the
        Obligations due and payable from the Borrower and the Additional Borrowers, such rights may be exercised by IR Parent notwithstanding that the Borrower may remain contingently liable for indemnity or other Obligations).

        SECTION 9.17.  USA Patriot Act.

        Each Bank hereby notifies the Borrower and IR Parent that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56
        (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, IR Parent and each other Additional Borrower, which information includes the names and addresses of the Borrower and IR Parent and other information that will allow such Bank to identify the Borrower and IR Parent in accordance with the Act.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper and duly authorized officers as of the day and year first above written.

                                                                                                                                INGERSOLL-RAND COMPANY

                                                                                                                                By:________________________________
                                                                                                                                     Name:
                                                                                                                                     Title:

                                                                                                                                By:________________________________
                                                                                                                                     Name:
                                                                                                                                     Title:

                                                                                                                                200 Chestnut Ridge Road
                                                                                                                                Woodcliff Lake, NJ  07677
                                                                                                                                Facsimile number:  201-573-3468

                                                                                                                                INGERSOLL-RAND COMPANY LIMITED

                                                                                                                                By:________________________________
                                                                                                                                     Name:
                                                                                                                                     Title:

                                                                                                                                By:________________________________
                                                                                                                                     Name:
                                                                                                                                     Title:

                                                                                                                                c/o Ingersoll-Rand Company
                                                                                                                                200 Chestnut Ridge Road
                                                                                                                                Woodcliff Lake, NJ  07677
                                                                                                                                Facsimile number:  201-573-3468

                                                                                                                                JPMORGAN CHASE BANK,
                                                                                                                                as Administrative Agent and as a Bank

                                                                                                                                By: __________________________________
                                                                                                                                      Name:
                                                                                                                                      Title:

                                                                                                                                Commitment:  $85,000,000

                                                                                                                                CITIBANK N.A.,
                                                                                                                                as Syndication Agent

                                                                                                                                 By: _________________________________
                                                                                                                                       Name:
                                                                                                                                        Title:

                                                                                                                                CITICORP USA, INC.

                                                                                                                                By: __________________________________
                                                                                                                                      Name:
                                                                                                                                      Title:

                                                                                                                                Commitment:  $85,000,000

                                                                                                                                DEUTSCHE BANK SECURITIES INC,
                                                                                                                                as Syndication Agent

                                                                                                                                By: __________________________________
                                                                                                                                      Name:
                                                                                                                                      Title:

                                                                                                                                By: __________________________________
                                                                                                                                      Name:
                                                                                                                                      Title:

                                                                                                                                DEUTSCHE BANK AG NEW YORK BRANCH

                                                                                                                                By: ___________________________________
                                                                                                                                      Name:
                                                                                                                                      Title:

                                                                                                                                By: ___________________________________
                                                                                                                                      Name:
                                                                                                                                      Title:

                                                                                                                                Commitment:  $60,000,000

                                                                                                                                THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                                                                                                                as Documentation Agent and as a Bank

                                                                                                                                By: ___________________________________
                                                                                                                                      Name:
                                                                                                                                      Title:

                                                                                                                                Commitment:  $60,000,000

                                                                                                                                BANK OF AMERICA, N.A.

                                                                                                                                By: ____________________________________
                                                                                                                                     Name:
                                                                                                                                     Title:

                                                                                                                                Commitment:  $25,000,000

                                                                                                                                BNP PARIBAS

                                                                                                                                By: ___________________________________
                                                                                                                                      Name:
                                                                                                                                      Title:

                                                                                                                                By: ___________________________________
                                                                                                                                      Name:
                                                                                                                                      Title:

                                                                                                                                Commitment:  $35,000,000

                                                                                                                                CREDIT SUISSE FIRST BOSTON

                                                                                                                                By: ___________________________________
                                                                                                                                      Name:
                                                                                                                                      Title:

                                                                                                                                  By: __________________________________
                                                                                                                                        Name:
                                                                                                                                        Title:

                                                                                                                                    Commitment:  $35,000,000

                                                                                                                                   HSBC BANK USA

                                                                                                                                    By: _________________________________
                                                                                                                                          Name:
                                                                                                                                          Title:

                                                                                                                                    Commitment:  $35,000,000

                                                                                                                                    THE BANK OF NEW YORK

                                                                                                                                    By: _________________________________
                                                                                                                                          Name:
                                                                                                                                          Title:

                                                                                                                                    Commitment:  $20,000,000

                                                                                                                                    MELLON BANK, N.A.

                                                                                                                                     By: _________________________________
                                                                                                                                           Name:
                                                                                                                                           Title:

                                                                                                                                      Commitment:  $20,000,000

                                                                                                                                    THE NORTHERN TRUST COMPANY

                                                                                                                                    By: __________________________________
                                                                                                                                          Name:
                                                                                                                                          Title:

                                                                                                                                    Commitment:  $20,000,000

                                                                                                                                    SOCIETE GENERALE

                                                                                                                                    By: _________________________________
                                                                                                                                          Name:
                                                                                                                                          Title:

                                                                                                                                    Commitment:  $20,000,000

                                                                                                                                    STANDARD CHARTERED BANK

                                                                                                                                    By: ________________________________
                                                                                                                                          Name:
                                                                                                                                          Title:

                                                                                                                                    By: _________________________________
                                                                                                                                           Name:
                                                                                                                                           Title:

                                                                                                                                    Commitment:  $20,000,000

                                                                                                                                    WACHOVIA BANK, N.A.

                                                                                                                                     By: _________________________________
                                                                                                                                           Name:
                                                                                                                                           Title:

                                                                                                                                            Commitment:  $35,000,000

                                                                                                                                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                                                                                                      By: __________________________________
                                                                                                                                            Name:
                                                                                                                                            Title:

                                                                                                                                        Commitment:  $25,000,000

                                                                                                                                        BANK OF IRELAND CORPORATE

                                                                                                                                        By: __________________________________
                                                                                                                                              Name:
                                                                                                                                               Title:

                                                                                                                                        Commitment:  $20,000,000

                                                                                                                                        THE ROYAL BANK OF SCOTLAND plc

                                                                                                                                        By: __________________________________
                                                                                                                                              Name:
                                                                                                                                              Title:

                                                                                                                                              Commitment:  $45,000,000

                                                                                                                                        PNC BANK, NATIONAL ASSOCIATION

                                                                                                                                        By: _________________________________
                                                                                                                                              Name:
                                                                                                                                              Title:

                                                                                                                                        Commitment:  $20,000,000

                                                                                                                                        UBS LOAN FINANCE LLC

                                                                                                                                        By: _________________________________
                                                                                                                                              Name:
                                                                                                                                              Title:

                                                                                                                                        Commitment:  $45,000,000

                                                                                                                                        CALYON NEW YORK BRANCH

                                                                                                                                        By: _________________________________
                                                                                                                                              Name:
                                                                                                                                              Title:

                                                                                                                                        Commitment:  $20,000,000

                                                                                                                                        ALLIED IRISH BANKS p.l.c.

                                                                                                                                       By: _________________________________
                                                                                                                                             Name:
                                                                                                                                             Title:

                                                                                                                                             Commitment:  $20,000,000